EXHIBIT 99.7
                                                                    ------------

                                CDKNET.COM, INC.
                                948 US HIGHWAY 22
                           NORTH PLAINFIELD, NJ 07060


                                 March 31, 2006


VIA EMAIL
---------

Bushido Capital Master Fund, L.P.
Gamma Opportunities Capital Partners, LP Class A
Gamma Opportunities Capital Partners, LP Class C


         Re:  Extension, Waiver and Amendment under Transaction Documents
              -----------------------------------------------------------

Dear Purchasers:

         Pursuant to that certain Securities Purchase Agreement by and among CDKNet.com, Inc. (the "Company"), Bushido Capital Master Fund, L.P., Gamma Opportunities Capital Partners, LP Class A and Gamma Opportunities Capital Partners, LP Class C (collectively, the "Purchasers"), dated December 28, 2005 (the "Purchase Agreement"), and the related Transaction Documents (as defined in the Purchase Agreement), the Purchasers were issued certain of the Company's 6% Senior Secured Debentures ("Debentures") and Common Stock Purchase Warrants ("Warrants"). Pursuant to the Registration Rights Agreement, as amended, the Purchasers received registration rights on the shares underlying the Debentures and Warrants, including a specified Filing Date and Effectiveness Date (as defined in the Registration Rights Agreement) for the registration statement. In connection with the Third Additional Issuance Agreement, dated March 31, 2006, between the Company and Cargo Holdings LLC, and other developments of the Company, the Company and the Purchasers are entering into this letter agreement, dated the date hereof (the "Letter Agreement"). Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchasers hereby agree to the following extension, waiver and amendment in connection with the Transaction Documents:

         (a) Extension and Waiver. Pursuant to the Registration Rights Agreement, as amended, the Company agreed to a Filing Date of March 28, 2006 and an Effectiveness Date of June 11, 2006. The Purchasers hereby agree (i) to extend the Filing Date to October 15, 2006 and the Effectiveness Date to December 14, 2006 in the Registration Rights Agreement and (ii) to waive any past or present default or liquidated damages, as set forth in the Debentures and the Registration Rights Agreement, arising from the failure by the Company to comply with the Filing Date of March 28, 2006.

         (b) Amendment. The Purchasers hereby agree to amend the definition of "Exempt Issuance" set forth in Section 1.1 of the Purchase Agreement to add the following clause (f) immediately following the word "securities" in the last sentence:


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              "OR (F) THE ISSUANCE OF WARRANTS TO EMERGING MARKETS
              CONSULTING LLC PURSUANT TO A CONSULTING AGREEMENT, PROVIDED THAT THE EXERCISE PRICE OF SUCH WARRANTS EQUALS OR EXCEEDS $0.85 PER SHARE AND SUCH ISSUANCE OF WARRANTS SHALL NOT EXCEED 180,000 IN ANY 3 CALENDAR MONTH PERIOD".

         The Company hereby agrees to reimburse the Purchasers for all expenses, including attorneys' fees, in connection with the preparation and execution of this Letter Agreement and the preparation of the Third Additional Issuance Agreement.


                                                  Very truly yours,


                                                  CDKNET.COM


                                                  /s/ Kirk Warshaw
                                                  ------------------------------
                                                  By:    Kirk Warshaw
                                                  Title: Chief Financial Officer
cc:  Cargo Holdings LLC



AGREED AND ACCEPTED

BUSHIDO CAPITAL MASTER FUND, L.P


/s/ Christopher Rossman
--------------------------------
By:    Christopher Rossman
Title: Managing Director




GAMMA OPPORTUNITIES CAPITAL PARTNERS, LP CLASS A


/s/ Jonathan P. Knight
--------------------------------
By:    Jonathan P. Knight
Title: President / Director




GAMMA OPPORTUNITIES CAPITAL PARTNERS, LP CLASS C


/s/ Jonathan P. Knight
--------------------------------
By:    Jonathan P. Knight
Title: President / Director






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